UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/06/2005

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On December 6, 2005, EarthLink, Inc. (the "Company") sent a notice to its directors and executive officers informing them that a blackout period will be in effect beginning December 23, 2005 through no later than January 13, 2006 (the "Blackout Period") restricting them from, directly or indirectly, purchasing, acquiring, exercising, selling or otherwise transferring certain equity securities of the Company. The reason for the Blackout Period for directors and executive officers is that there will be a blackout period under the EarthLink, Inc. 401(k) Plan (the "401(k) Plan") as a result of the change to a new recordkeeper for the 401(k) Plan effective January 1, 2006. The notice was provided to the Company's directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

In satisfaction of the notice requirement under Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, the 401(k) Plan administrators and the Company mutually agreed to the Blackout Period.

A form of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.        Description

99.1                    Form of Notice, dated December 6, 2005

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: December 06, 2005	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Form of Notice, dated December 6, 2005